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                           FORM 10-K DECEMBER 31, 1997

                                       COMMISSION FILE NO. 1-8491


                                                       EXHIBIT 21


             HECLA MINING COMPANY AND SUBSIDIARIES

                   SUBSIDIARIES OF REGISTRANT

                       December 31, 1997




                                    State or Country     Percentage of
                                      in Which         Voting Securities
                                      Organized             Owned
                                    ----------------   ----------------

CoCa Mines Inc.                       Colorado            100    (A)
ConSil Corp.                          Idaho               78.50  (A)
Eastmaque Gold Mines (U.S.) Inc.      Nevada              100    (A)
Equinox Resources, Inc.               Nevada              100    (A)
Kentucky-Tennessee Clay Company       Delaware            100    (A)
K-T Clay de Mexico, S.A. de C.V.      Mexico              100    (A)
K-T Feldspar Corporation              North Carolina      100    (A)
Minera Hecla, S.A. de C.V.            Mexico              100    (A)
MWCA, Inc.                            Idaho               100    (A)



(A)  Included in the consolidated financial statements filed herewith.